Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. First Quarter Results Highlighted by Record Net Interest Income and Net Interest Margin Expansion

Reports NIM of 3.75%, Completes Merger with Rockhold Bancorp, Adding to Missouri Franchise

WICHITA, Kansas, April 16, 2024 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $14.1 million or $0.90 earnings per diluted share for the quarter ended March 31, 2024.

“Our Company entered the year positioned to take advantage of opportunities which we expect will drive our operating growth in the future,” said Brad S. Elliott, Chairman and CEO of Equity. “With our team’s proven, strategic skillset and cultivated relationships within our banking community, we were able to complete our merger with the Bank of Kirksville on February 9, 2024, just 67 days after announcement of the formal agreement. We are excited about our Company’s capacity to continue to leverage our skills and position to grow our franchise.”

"In addition, our retail and commercial teams throughout our footprint continued to build customer relationships and provide value to business and consumer customers in the quarter," Mr. Elliott said. "Our classified asset ratio continues to be historically low, while both capital and on balance sheet reserves remain high, positioning Equity to continue to pursue strategic growth opportunities, both organically and through mergers.”

Notable Items:

•
The Company realized earnings per diluted share of $0.90, adjusted to exclude merger expenses of $1.6 million and opening balance sheet provisioning of $1.0 million, earnings per share were $1.03.
•
The Company completed its all-cash acquisition (“the acquisition”) of Rockhold Bancorp, the parent company of the Bank of Kirksville adding eight locations, $118.7 million in loans, and $349.6 million in deposits. A gain on acquisition of $1.2 million was recorded with the closing of the transaction.
•
The Company realized linked quarter gross loans held-for-investment expansion of $149.3 million. Excluding the impact of the acquisition, loans grew by $30.6 million, or 3.70% annualized
•
The Company realized expansion in net interest income and net interest margin, as the benefits of previously announced strategic transactions were realized. Total net interest income for the quarter was $44.2 million, an all-time high for the Company.
•
The Company was active in its share repurchase plan during the quarter, purchasing 209,591 shares at a weighted average cost of $32.24. Under the repurchase plan announced in the fourth quarter of 2023, 790,409 shares remain available for purchase.
•
Classified assets as a percentage of total risk based capital at Equity Bank closed the period at 6.65% while non-performing assets remained historically low. The allowance for credit losses closed the quarter at 1.28% of total loans.

Financial Results for the Quarter Ended March 31, 2024

Net income allocable to common stockholders was $14.1 million, or $0.90 per diluted share, for the three months ended March 31, 2024. Excluding merger expenses and the required provisioning for performing loans acquired in the acquisition, net income was $16.1 million, or $1.03 per diluted share. Excluding the impact of the merger expenses and

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the loss on sale of securities taken by the Company during the previous quarter, operating net income was $12.1 million. The drivers of the periodic change are discussed in detail in the following sections.

Net Interest Income

Net interest income was $44.2 million for the three months ended March 31, 2024, as compared to $39.5 million for the three months ended December 31, 2024, the increase was driven by increasing average assets as well as positive trend in margin. Net interest margin increased to 3.75% from 3.49% as the yield on interest-earning assets increased 40 basis points to 6.09% and the cost of interest-bearing deposits increased 19 basis points to 2.77%. The earning asset improvement was driven by the Bank’s bond portfolio re-positioning as well as purchase accounting accretion associated with the marks on the acquisition. Additionally, loan coupons continued to improve partially offsetting pressures in funding costs. Further, the addition of non-interest bearing deposits positively impacted total deposit costs during the quarter, limiting expansion to 18 basis points and comparatively improving net interest income.

Provision for Credit Losses

During the three months ended March 31, 2024, there was a provision of $1.0 million compared to a provision of $711 thousand in the previous quarter. The provision for the quarter is entirely attributable to the establishment of reserve on loan acquired in the acquisition. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayment rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended March 31, 2024, we had net charge-offs of $668 thousand as compared to $1.4 million for the three months ended December 31, 2023.

Non-Interest Income

Total non-interest income was $11.7 million for the three months ended March 31, 2024, as compared to $(43.4) million for the three months ended December 31, 2023. Adjusted for the loss realized on re-positioning our bond portfolio of $50.7 million, non-interest income for the previous period ended was $7.3 million. The comparative increase for the current quarter ended is driven by positive outcomes on resolution of specific loan assets adding $3.0 million as well as the gain recognized on the acquisition of $1.2 million. In addition to these non-recurring benefits, the Bank saw expansion in service fee revenue line items, including service charges, treasury, mortgage banking and wealth management during the period.

The gain on acquisition is primarily attributable to the improvement in the fair value position of the Bank of Kirksville’s bond portfolio between announcement of the transaction and close.

Non-Interest Expense

Total non-interest expense for the quarter ended March 31, 2024, was $37.1 million as compared to $35.0 million for the quarter ended December 31, 2023, an increase of $2.1 million. Adjusting for merger expenses in both periods, the increase quarter over quarter was $1.0 million due to the addition of Bank of Kirksville expenses, annual compensation rate adjustments and early year payroll tax dynamics. The conversion of systems related to the acquisition will not be completed until the middle of the second quarter 2024. Following conversion, cost saves are expected to be fully realized.

Income Tax Expense

At March 31, 2024, the effective tax rate for the quarter was 20.8% as compared to a normalized rate of 7.5% for the quarter ended December 31, 2023. The prior quarter's tax rate was normalized to exclude pre-tax losses recognized in the quarter related to the sale of investment securities. The increase in rate from December 31, 2023, to the quarter ending March 31, 2024, was the result of a reduction in the tax benefit related to investments in tax credit structures offset by the tax benefit recognized in the current quarter related to the bargain purchase gain recorded on the acquisition completed during the quarter. At the end of the quarter, the Company has additional capacity for investments in tax credit structures

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which would positively impact the Company's tax rate. As these investments have not been made as of the end of the quarter, they are not considered in establishing the quarterly tax expense reserve.

Loans, Total Assets and Funding

Loans held for investment were $3.48 billion at March 31, 2024, increasing $149.3 million compared to the previous quarter. Included in this growth figure is $118.7 million in total loans added through the acquisition. Total assets were $5.20 billion as of March 31, 2024, increasing $204.4 million or 4.1% during the quarter.

Total deposits were $4.4 billion at March 31, 2024, increasing $225.6 million from the previous quarter end. Included in the growth figure is $349.6 million added through the acquisition. Of the total deposit balance, non-interest-bearing accounts comprise approximately 22.5%. During the quarter, the Company’s $140.0 million Federal Reserve Bank borrowing matured and was replaced with borrowing from the Federal Home Loan Bank. Total Federal Home Loan Bank borrowings were $219.9 million as of the end of the quarter, up $119.9 million as compared to December 31, 2023.

Asset Quality

As of March 31, 2024, Equity’s allowance for credit losses to total loans remained materially consistent at 1.3% as compared to December 31, 2023. Nonperforming assets were $25.3 million as of March 31, 2024, or 0.5% of total assets, compared to $26.5 million at December 31, 2023, or 0.5% of total assets. Non-accrual loans were $24.2 million at March 31, 2024, as compared to $25.0 million at December 31, 2023. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $38.1 million, or 6.65% of regulatory capital, down from $40.5 million, or 7.1% of regulatory capital as of December 31, 2023.

Capital

Quarter over quarter, book capital increased $3.9 million to $456.8 million and tangible capital decreased $6.7 million to $384.8 million. The increase in book capital is primarily due to earnings, partially offset by treasury share purchases of $6.7 million, increase in unrealized loss on bonds and cash flow hedges of $2.9 million and dividends declared of $1.9 million. The comparative reduction in tangible capital is due to the addition of $11.5 million in core deposit intangible associated with the acquisition.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 11.1%, the total capital to risk-weighted assets was 14.7% and the total leverage ratio was 9.1% at March 31, 2024. At December 31, 2023, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.7%, the total capital to risk-weighted assets ratio was 15.5% and the total leverage ratio was 9.5%.

Equity Bank's ratio of common equity tier 1 capital to risk-weighted assets was 13.2%, total capital to risk-weighted assets was 14.3% and the total leverage ratio was 10.2% at March 31, 2024. At December 31, 2023, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.9%, the ratio of total capital to risk-weighted assets was 15.1% and the total leverage ratio was 10.6%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

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The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss first quarter results on Wednesday, April 17, 2024, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until May 1, 2024, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not

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historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2024, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bank

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

John J. Hanley

Chief Marketing Officer

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Quarterly Consolidated Statements of Income
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Table 2. Consolidated Balance Sheets
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Table 3. Selected Financial Highlights
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Table 4. Quarter-To-Date Net Interest Income Analysis
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Table 5. Quarter-Over-Quarter Net Interest Income Analysis
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Table 6. Non-GAAP Financial Measures

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TABLE 1. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Interest and dividend income
Loans, including fees	$58,829	$54,932	$55,152	$52,748	$48,381
Securities, taxable	9,877	6,417	5,696	5,813	5,947
Securities, nontaxable	391	354	369	568	669
Federal funds sold and other	2,670	2,591	3,822	2,127	1,126
Total interest and dividend income	71,767	64,294	65,039	61,256	56,123
Interest expense
Deposits	22,855	20,074	19,374	17,204	13,821
Federal funds purchased and retail repurchase agreements	326	298	246	192	195
Federal Home Loan Bank advances	1,144	1,005	968	953	1,018
Federal Reserve Bank borrowings	1,361	1,546	1,546	1,528	135
Subordinated debt	1,899	1,904	1,893	1,950	1,844
Total interest expense	27,585	24,827	24,027	21,827	17,013

Net interest income	44,182	39,467	41,012	39,429	39,110
Provision (reversal) for credit losses	1,000	711	1,230	298	(366)
Net interest income after provision (reversal) for credit losses	43,182	38,756	39,782	39,131	39,476
Non-interest income
Service charges and fees	2,569	2,299	2,690	2,653	2,545
Debit card income	2,447	2,524	2,591	2,653	2,554
Mortgage banking	188	125	226	213	88
Increase in value of bank-owned life insurance	828	925	794	757	1,583
Net gain on acquisition and branch sales	1,240	—	—	—	—
Net gains (losses) from securities transactions	43	(50,618)	(1)	(1,322)	32
Other	4,416	1,331	2,435	1,996	1,798
Total non-interest income	11,731	(43,414)	8,735	6,950	8,600
Non-interest expense
Salaries and employee benefits	18,097	16,598	15,857	15,237	16,692
Net occupancy and equipment	3,535	3,244	3,262	2,940	2,879
Data processing	4,828	4,471	4,553	4,493	3,916
Professional fees	1,392	1,413	1,312	1,645	1,384
Advertising and business development	1,238	1,598	1,419	1,249	1,159
Telecommunications	655	460	502	516	485
FDIC insurance	571	660	660	515	360
Courier and postage	606	577	548	463	458
Free nationwide ATM cost	494	508	516	524	525
Amortization of core deposit intangibles	899	739	799	918	918
Loan expense	109	155	132	136	117
Other real estate owned	(84)	224	128	71	119
Merger expenses	1,556	292	—	—	—
Other	3,256	4,059	4,556	4,423	4,217
Total non-interest expense	37,152	34,998	34,244	33,130	33,229
Income (loss) before income tax	17,761	(39,656)	14,273	12,951	14,847
Provision for income taxes (benefit)	3,693	(11,357)	1,932	1,495	2,524
Net income (loss) and net income (loss) allocable to common stockholders	$14,068	$(28,299)	$12,341	$11,456	$12,323
Basic earnings (loss) per share	$0.91	$(1.84)	$0.80	$0.74	$0.78
Diluted earnings (loss) per share	$0.90	$(1.84)	$0.80	$0.74	$0.77
Weighted average common shares	15,425,709	15,417,200	15,404,992	15,468,378	15,858,808
Weighted average diluted common shares	15,569,225	15,417,200	15,507,172	15,554,255	16,028,051

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TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
ASSETS
Cash and due from banks	$217,611	$363,289	$183,404	$262,604	$249,982
Federal funds sold	17,407	15,810	15,613	15,495	384
Cash and cash equivalents	235,018	379,099	199,017	278,099	250,366
Available-for-sale securities	1,091,717	919,648	1,057,009	1,094,748	1,183,247
Held-to-maturity securities	2,205	2,209	2,212	2,216	1,944
Loans held for sale	1,311	476	627	2,456	648
Loans, net of allowance for credit losses(1)	3,437,714	3,289,381	3,237,932	3,278,126	3,285,515
Other real estate owned, net	1,465	1,833	3,369	4,362	4,171
Premises and equipment, net	116,792	112,632	110,271	106,186	104,789
Bank-owned life insurance	125,693	124,865	124,245	123,451	122,971
Federal Reserve Bank and Federal Home Loan Bank stock	27,009	20,608	20,780	21,129	33,359
Interest receivable	27,082	25,497	23,621	21,360	20,461
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	17,854	7,222	7,961	8,760	9,678
Other	102,075	98,021	105,122	100,889	86,466
Total assets	$5,239,036	$5,034,592	$4,945,267	$5,094,883	$5,156,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$981,623	$898,129	$936,217	$978,968	$1,012,671
Total non-interest-bearing deposits	981,623	898,129	936,217	978,968	1,012,671
Demand, savings and money market	2,574,871	2,483,807	2,397,003	2,397,524	2,334,463
Time	814,532	763,519	748,950	854,458	939,799
Total interest-bearing deposits	3,389,403	3,247,326	3,145,953	3,251,982	3,274,262
Total deposits	4,371,026	4,145,455	4,082,170	4,230,950	4,286,933
Federal funds purchased and retail repurchase agreements	43,811	43,582	39,701	44,770	45,098
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	219,931	240,000	240,000	240,000	251,222
Subordinated debt	97,058	96,921	96,787	96,653	96,522
Contractual obligations	18,493	19,315	29,019	29,608	19,372
Interest payable and other liabilities	31,941	36,459	39,460	34,467	32,446
Total liabilities	4,782,260	4,581,732	4,527,137	4,676,448	4,731,593
Commitments and contingent liabilities
Stockholders’ equity
Common stock	208	207	207	207	206
Additional paid-in capital	490,533	489,187	488,137	487,225	486,658
Retained earnings	153,201	141,006	171,188	160,715	150,810
Accumulated other comprehensive income (loss), net of tax	(60,788)	(57,920)	(122,047)	(110,225)	(101,238)
Treasury stock	(126,378)	(119,620)	(119,355)	(119,487)	(111,313)
Total stockholders’ equity	456,776	452,860	418,130	418,435	425,123
Total liabilities and stockholders’ equity	$5,239,036	$5,034,592	$4,945,267	$5,094,883	$5,156,716

(1) Allowance for credit losses	$44,449	$43,520	$44,186	$44,544	$45,103

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TABLE 3. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Loans Held For Investment by Type
Commercial real estate	$1,797,192	$1,759,855	$1,721,761	$1,764,460	$1,746,834
Commercial and industrial	649,035	598,327	585,129	583,664	605,576
Residential real estate	581,988	556,328	558,188	560,389	563,791
Agricultural real estate	198,291	196,114	205,865	202,317	202,274
Agricultural	149,312	118,587	103,352	104,510	106,169
Consumer	106,345	103,690	107,823	107,330	105,974
Total loans held-for-investment	3,482,163	3,332,901	3,282,118	3,322,670	3,330,618
Allowance for credit losses	(44,449)	(43,520)	(44,186)	(44,544)	(45,103)
Net loans held for investment	$3,437,714	$3,289,381	$3,237,932	$3,278,126	$3,285,515

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.28%	1.31%	1.35%	1.34%	1.35%
Past due or nonaccrual loans to total loans	1.09%	1.10%	1.03%	0.78%	0.66%
Nonperforming assets to total assets	0.48%	0.53%	0.42%	0.31%	0.33%
Nonperforming assets to total loans plus other real estate owned	0.73%	0.79%	0.63%	0.47%	0.51%
Classified assets to bank total regulatory capital	6.65%	7.09%	6.27%	7.94%	10.09%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,074,101	$985,591	$1,085,905	$1,155,971	$1,185,482
Total gross loans receivable	3,452,553	3,293,755	3,281,483	3,337,497	3,305,681
Interest-earning assets	4,742,200	4,480,279	4,635,384	4,678,744	4,611,019
Total assets	5,152,915	4,892,712	5,046,179	5,064,912	4,994,417
Interest-bearing deposits	3,319,907	3,092,637	3,206,300	3,226,965	3,235,557
Borrowings	390,166	391,691	385,125	385,504	247,932
Total interest-bearing liabilities	3,710,073	3,484,328	3,591,425	3,612,469	3,483,489
Total deposits	4,254,883	4,019,362	4,177,332	4,204,334	4,279,451
Total liabilities	4,692,670	4,469,504	4,619,919	4,640,050	4,573,917
Total stockholders' equity	460,244	423,207	426,260	424,862	420,500
Tangible common equity*	398,041	361,451	363,625	361,409	356,053

Performance ratios
Return on average assets (ROAA) annualized	1.10%	(2.29)%	0.97%	0.91%	1.00%
Return on average assets before income tax and provision for loan losses*	1.46%	(3.16)%	1.22%	1.05%	1.18%
Return on average equity (ROAE) annualized	12.29%	(26.53)%	11.49%	10.82%	11.89%
Return on average equity before income tax and provision for loan losses*	16.39%	(36.51)%	14.43%	12.51%	13.97%
Return on average tangible common equity (ROATCE) annualized*	14.96%	(30.39)%	14.18%	13.55%	14.89%
Yield on loans annualized	6.85%	6.62%	6.67%	6.34%	5.94%
Cost of interest-bearing deposits annualized	2.77%	2.58%	2.40%	2.14%	1.73%
Cost of total deposits annualized	2.16%	1.98%	1.84%	1.64%	1.31%
Net interest margin annualized	3.75%	3.49%	3.51%	3.38%	3.44%
Efficiency ratio*	65.16%	74.35%	68.83%	69.44%	70.00%
Non-interest income / average assets	0.92%	(3.52)%	0.69%	0.55%	0.74%
Non-interest expense / average assets	2.90%	2.84%	2.69%	2.62%	2.74%

Capital Ratios
Tier 1 Leverage Ratio	9.10%	9.46%	9.77%	9.54%	9.60%
Common Equity Tier 1 Capital Ratio	11.14%	11.74%	12.65%	12.23%	12.21%
Tier 1 Risk Based Capital Ratio	11.73%	12.36%	13.28%	12.84%	12.83%
Total Risk Based Capital Ratio	14.71%	15.48%	16.42%	15.96%	15.98%

Equity Bancshares, Inc.

PRESS RELEASE

Total stockholders' equity to total assets	8.72%	8.99%	8.46%	8.21%	8.24%
Tangible common equity to tangible assets*	7.45%	7.87%	7.29%	7.06%	7.09%
Dividend payout ratio	13.31%	(6.65)%	15.13%	13.53%	10.49%
Book value per common share	$29.80	$29.35	$27.13	$27.18	$27.03
Tangible book value per common share*	$25.10	$25.37	$23.09	$23.08	$22.96
Tangible book value per diluted common share*	$24.87	$25.05	$22.96	$22.98	$22.83

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2024			March 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$634,637	$12,412	7.87%	$577,452	$9,634	6.77%
Commercial real estate	1,449,177	24,601	6.83%	1,344,727	20,112	6.07%
Real estate construction	354,801	7,775	8.81%	404,016	6,695	6.72%
Residential real estate	580,426	6,461	4.48%	570,139	5,802	4.13%
Agricultural real estate	197,023	3,468	7.08%	202,901	3,114	6.22%
Agricultural	131,035	2,391	7.34%	100,251	1,478	5.98%
Consumer	105,454	1,721	6.56%	106,195	1,546	5.91%
Total loans	3,452,553	58,829	6.85%	3,305,681	48,381	5.94%
Securities
Taxable securities	1,011,466	9,877	3.93%	1,083,645	5,947	2.23%
Nontaxable securities	62,635	391	2.51%	101,837	669	2.67%
Total securities	1,074,101	10,268	3.84%	1,185,482	6,616	2.26%
Federal funds sold and other	215,546	2,670	4.98%	119,856	1,126	3.81%
Total interest-earning assets	$4,742,200	71,767	6.09%	$4,611,019	56,123	4.94%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,520,521	15,660	2.50%	$2,350,042	8,453	1.46%
Time deposits	799,386	7,195	3.62%	885,515	5,368	2.46%
Total interest-bearing deposits	3,319,907	22,855	2.77%	3,235,557	13,821	1.73%
FHLB advances	113,348	1,144	4.06%	89,078	1,018	4.64%
Other borrowings	276,818	3,586	5.21%	158,854	2,174	5.55%
Total interest-bearing liabilities	$3,710,073	27,585	2.99%	$3,483,489	17,013	1.98%

Net interest income		$44,182			$39,110
Interest rate spread			3.10%			2.96%

Net interest margin (2)			3.75%			3.44%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2024			December 31, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$634,637	$12,412	7.87%	$580,726	$11,397	7.79%
Commercial real estate	1,449,177	24,601	6.83%	1,309,588	21,630	6.55%
Real estate construction	354,801	7,775	8.81%	439,708	9,000	8.12%
Residential real estate	580,426	6,461	4.48%	561,382	5,866	4.15%
Agricultural real estate	197,023	3,468	7.08%	196,468	3,421	6.91%
Agricultural	131,035	2,391	7.34%	100,226	1,928	7.63%
Consumer	105,454	1,721	6.56%	105,657	1,690	6.35%
Total loans	3,452,553	58,829	6.85%	3,293,755	54,932	6.62%
Securities
Taxable securities	1,011,466	9,877	3.93%	932,376	6,417	2.73%
Nontaxable securities	62,635	391	2.51%	53,215	354	2.64%
Total securities	1,074,101	10,268	3.84%	985,591	6,771	2.73%
Federal funds sold and other	215,546	2,670	4.98%	200,933	2,591	5.12%
Total interest-earning assets	$4,742,200	71,767	6.09%	$4,480,279	64,294	5.69%
Interest-bearing liabilities
Demand savings and money market deposits	$2,520,521	15,660	2.50%	$2,351,663	13,918	2.35%
Time deposits	799,386	7,195	3.62%	740,974	6,156	3.30%
Total interest-bearing deposits	3,319,907	22,855	2.77%	3,092,637	20,074	2.58%
FHLB advances	113,348	1,144	4.06%	102,432	1,005	3.89%
Other borrowings	276,818	3,586	5.21%	289,259	3,748	5.14%
Total interest-bearing liabilities	$3,710,073	27,585	2.99%	$3,484,328	24,827	2.83%

Net interest income		$44,182			$39,467
Interest rate spread			3.10%			2.86%

Net interest margin (2)			3.75%			3.49%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Total stockholders' equity	$456,776	$452,860	$418,130	$418,435	$425,123
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	17,854	7,222	7,961	8,760	9,678
Less: mortgage servicing rights, net	50	75	100	126	151
Less: naming rights, net	989	1,000	1,011	1,022	1,033
Tangible common equity	$384,782	$391,462	$355,957	$355,426	$361,160
Common shares outstanding at period end	15,327,799	15,428,251	15,413,064	15,396,739	15,730,257
Diluted common shares outstanding at period end	15,469,531	15,629,185	15,500,749	15,468,319	15,822,536
Book value per common share	$29.80	$29.35	$27.13	$27.18	$27.03
Tangible book value per common share	$25.10	$25.37	$23.09	$23.08	$22.96
Tangible book value per diluted common share	$24.87	$25.05	$22.96	$22.98	$22.83

Total assets	$5,239,036	$5,034,592	$4,945,267	$5,094,883	$5,156,716
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	17,854	7,222	7,961	8,760	9,678
Less: mortgage servicing rights, net	50	75	100	126	151
Less: naming rights, net	989	1,000	1,011	1,022	1,033
Tangible assets	$5,167,042	$4,973,194	$4,883,094	$5,031,874	$5,092,753
Total stockholders' equity to total assets	8.72%	8.99%	8.46%	8.21%	8.24%
Tangible common equity to tangible assets	7.45%	7.87%	7.29%	7.06%	7.09%

Total average stockholders' equity	$460,244	$423,207	$426,260	$424,862	$420,500
Less: average intangible assets	62,203	61,756	62,635	63,453	64,447
Average tangible common equity	$398,041	$361,451	$363,625	$361,409	$356,053
Net income (loss) allocable to common stockholders	$14,068	$(28,299)	$12,341	$11,456	$12,323
Add: amortization of intangible assets	935	775	835	954	954
Less: tax effect of intangible assets amortization	196	163	175	200	200
Adjusted net income (loss) allocable to common stockholders	$14,807	$(27,687)	$13,001	$12,210	$13,077
Return on total average stockholders' equity (ROAE) annualized	12.29%	(26.53)%	11.49%	10.82%	11.89%
Return on average tangible common equity (ROATCE) annualized	14.96%	(30.39)%	14.18%	13.55%	14.89%

Non-interest expense	$37,152	$34,998	$34,244	$33,130	$33,229
Less: merger expense	1,556	297	—	—	—
Adjusted non-interest expense	$35,596	$34,701	$34,244	$33,130	$33,229
Net interest income	$44,182	$39,467	$41,012	$39,429	$39,110
Non-interest income	11,731	(43,414)	8,735	6,950	8,600
Less: net gain on acquisition and branch sales	1,240	—	—	—	—
Less: net gains (losses) from securities transactions	43	(50,618)	(1)	(1,322)	32
Adjusted non-interest income	$10,448	$7,204	$8,736	$8,272	$8,568
Net interest income plus adjusted non-interest income	$54,630	$46,671	$49,748	$47,701	$47,678
Non-interest expense to net interest income plus non-interest income	66.45%	-886.70%	68.84%	71.43%	69.65%
Efficiency ratio	65.16%	74.35%	68.83%	69.45%	69.69%
Net income (loss) allocable to common stockholders	$14,068	$(28,299)	$12,341	$11,456	$12,323
Add: income tax provision	3,693	(11,357)	1,932	1,495	2,524
Add: provision (reversal) of credit losses	1,000	711	1,230	298	(366)
Pre-tax, pre-provision income	$18,761	$(38,945)	$15,503	$13,249	$14,481
Total average assets	$5,152,915	$4,892,712	$5,046,179	$5,064,912	$4,994,417

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$460,244	$423,207	$426,620	$424,862	$420,500
Return on average assets (ROAA) annualized	1.10%	(2.29)%	0.97%	0.91%	1.00%
Adjusted return on average assets	1.46%	(3.16)%	1.22%	1.05%	1.18%
Adjusted return on average equity	16.39%	(36.51)%	14.43%	12.51%	13.97%